UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 17, 2023

PARK CITY GROUP, INC.
(Exact name of Registrant as specified in its Charter)

Nevada	001-34941	37-1454128
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5282 South Commerce Drive, Suite D292, Murray, Utah 84107
(Address of principal executive offices)

(435) 645-2000
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.01 per share	PCYG	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

See Item 8.01.

Item 8.01 Other Events.

On October 17 2023, Park City Group, Inc. (the “Company”) filed an application with the Nevada Secretary of State to do business under the name “ReposiTrak” (the “Application”).  The Application has been accepted and, while the legal name of the Company remains Park City Group, Inc., the Company will do business as ReposiTrak going forward.

On October 18, 2023, the Company issued a press release announcing the transfer of the listing of its common stock, par value $0.01 per share (“Common Stock”) from the Nasdaq Capital Market of The Nasdaq Stock Market LLC (“NASDAQ”) to the New York Stock Exchange (the “NYSE”) (the “Exchange Transfer”). The Board of Directors of the Company approved Exchange Transfer on July 14, 2023. The Company expects its Common Stock to commence trading at the opening of trading on or about Thursday, November 2, 2023. The Common Stock will trade under the new ticker, “TRAK” as the first step in a planned rebranding to the corporate name “ReposiTrak.” Trading on NASDAQ will cease concurrent with the NYSE listing.

A copy of the press release announcing the Application and the Exchange Transfer is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated October 18, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK CITY GROUP INC.

October 18, 2023	/s/ John Merrill
John Merrill
Chief Financial Officer